Exhibit 10-N-1
AMENDMENTS TO FORD MOTOR COMPANY
DEFERRED COMPENSATION PLAN
(Effective as of December 1, 2006)
Paragraph (a) of Section 9 is amended in its entirety to read as follows:
“(a) General. Except as otherwise provided in paragraph (b) of this Section 9 or in Section 11, or as otherwise determined by the Committee, distribution of all or any part of a participant’s Deferred Compensation Account shall be made upon the earliest of the following:
(i)	If the participant selected to receive the distribution in a lump sum payment in a particular year when the participant is an active employee, such payment shall be made on the March 15th of the year selected by the participant, or as soon thereafter as practicable.

(ii)	Upon termination of employment with the Company, including retirement, in either a lump sum payment or in no more than ten annual installment payments, as selected by the participant, with such lump sum payment being made on, or such annual installments beginning on, the March 15th following the participant’s termination of employment, or as soon thereafter as practicable. If the participant selected annual installments, the annual installment payments following the first installment shall be made on the applicable number of consecutive anniversaries of the first March 15th annual installment payment date, or as soon thereafter as practicable. If a participant selected to receive a lump sum payment in a particular year, upon termination of employment prior to such year, the participant shall receive a lump sum payment on the March 15th following the participant’s termination of employment, or as soon thereafter as practicable.

(iii)	Notwithstanding any prior selection by the participant, upon a participant’s death, the participant’s Deferred Compensation Account shall be distributed in its entirety on the March 15th following the participant’s death, or as soon thereafter as practicable.
Unless otherwise determined by the Committee, a Deferred Compensation Account, or part thereof, relating to a particular distribution shall be valued for purposes of the distribution as of the following date, or as soon thereafter as practicable: the March 15th of the year of distribution, or the next preceding day for which valuation information is available. Notwithstanding anything contained in the Plan to the contrary, no distribution of any or all of a Deferred Compensation Account held by a “specified employee” (as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended) shall occur earlier than the first day of the seventh month following the specified employee’s termination of employment, except in the case of death. In addition, the Compensation Committee shall determine the extent, if any, to which participants may be allowed to elect to change the method and/or timing of their distributions in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.”
Paragraph (d) of Section 9 is amended in its entirety to read as follows:

“(d) Election to Change Method and/or Timing of Distributions. Notwithstanding anything contained in the Plan to the contrary, elections by active participants to change the method and/or timing of distributions may be allowed in accordance with Internal Revenue Service Notice 2005-1, Q&A-19, such that such elections shall not be treated as a change in the form and timing of a payment under Section 409A(a)(4) of the Internal Revenue Code of 1986, as amended, or an acceleration of a payment under Section 409A(a)(3) of the Internal Revenue Code of 1986, as amended; provided, that such elections are made on or before December 31, 2006 and that no such election results in (i) an acceleration of a distribution into the year of the election, or (ii) the deferral of a distribution otherwise payable in the year of the election into a subsequent year.”
Paragraph (e) of Section 9 is added to read as follows:
“On and after December 1, 2006, all deferrals under this Plan shall be subject to Section 409A of the Internal Revenue Code of 1986, as amended.”